Exhibit 99.1

FOR IMMEDIATE RELEASE

BANKRATE, INC. CLOSES OFFERING OF COMMON STOCK

NEW YORK, May 10, 2006 - Bankrate, Inc. (Nasdaq: RATE) (the “Company”), today announced the closing of its public offering of a total of 2,697,776 of shares of common stock at $48.25 per share. The total includes 351,883 shares of common stock sold as a result of the underwriters’ exercise of their over-allotment option to purchase additional shares of common stock, comprising 5,991 additional shares of common stock from the Company and 345,892 additional shares of common stock from the selling stockholders.

The public offering resulted in net proceeds to the Company of approximately $91.2 million, after deducting underwriting discounts and commissions and estimated expenses of the offering and applying reimbursements.

Credit Suisse Securities (USA) LLC acted as the sole book-running manager for the offering, with Citigroup served as co-lead manager and Jefferies Broadview, Canaccord Adams Inc., Needham & Company, LLC, and ThinkEquity Partners LLC served as co-managers. Copies of the prospectus supplement for the offering may be obtained from Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on May 4, 2006. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Bankrate, Inc.

Bankrate, Inc. (Nasdaq: RATE) owns and operates Bankrate.com, a leading Internet consumer banking marketplace. Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. It is the leading aggregator of more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2005, Bankrate.com had over 46 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal (NYSE: DJ) and The New York Times (NYSE: NYT). Bankrate.com’s information is also distributed through more than 400 national and state publications. In addition to Bankrate.com, Bankrate, Inc. also owns and operates FastFind, an internet lead aggregator and MMIS/Interest.com, which publishes mortgage guides and financial rates and information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain matters included in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to potential acquisitions, raising capital, future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our Web sites; interest rate volatility; our ability to establish and maintain distribution arrangements; our ability to integrate the business and operations of companies that we have acquired, and those we may acquire in the future; our need and our ability to incur additional debt or equity financing; the effect of unexpected liabilities we assume from our acquisitions; the impact of resolution of lawsuits to which we are a party; the willingness of consumers to accept the Internet as a medium for obtaining financial product information; increased competition and its effect on our Web site traffic, advertising rates, margins, and market share; our ability to manage traffic on our Web sites and service interruptions; our ability to protect our intellectual property; the effects of facing liability for content on our Web sites; legislative or regulatory changes; the concentration of ownership of our common stock; the fluctuations of our results of operations from period to period; the strength of the United States economy in general; the accuracy of our financial statement estimates and assumptions; effect of changes in the stock market and other capital markets; technological changes; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; changes in accounting principles, policies, practices or guidelines; other risks described from time to time in our filings with the Securities and Exchange Commission; and our ability to manage the risks involved in the foregoing. These and additional important factors to be considered are set forth in the Introductory Note and under Item 1A Risk Factors and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2005, and in our other filings with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov). We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

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For more information contact:
Bruce J. Zanca
SVP, Chief Marketing and Communications Officer
bzanca@bankrate.com
(917) 368-8648
SOURCE Bankrate, Inc.